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                                   RESTATED BY-LAWS
                                          of
                               FACTORY CARD OUTLET CORP.

                               As of November 15, 1996

                                      ARTICLE I

                                       OFFICES

         The corporation may have offices, in addition to its principal office at such places as from time to time may be determined by the Board of Directors

(the "Board").


                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

         Section 1.  PLACE OF MEETINGS.  Meetings of the shareholders may be held at the principal office of the corporation or at such other place within or without the State of Delaware as may be designated by the Board and stated in the notice of the meeting.

         Section 2.  ANNUAL MEETING.  The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before the shareholders for action shall be held on the third Monday of

September in each year, or on such other date as may be designated by the Board,

at such hour as may be designated by the Board and specified in the notice of meeting.

         Section 3.  SPECIAL MEETINGS.  Special Meetings of the shareholders may be called by resolution of the Board or by the Chairman of the Board or

President and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the

Board or a majority of the shareholders of the Corporation.  Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

         Section 4.  NOTICE.  Written notice of each meeting of the shareholders shall be mailed or delivered to each shareholder entitled to vote thereat not less than 10 nor more than 60

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days before such meeting, at his or her last-known address as shown by the corporate records.  Each notice of meeting shall state the time and place of the meeting, at whose direction the meeting is called and the purposes for which it is called.

         No notice of an adjourned meeting need be given except when required by law.  Notice of a meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy,

without protesting before the end of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

         Section 5.  SHAREHOLDER LIST.  The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 6.  QUORUM.  The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business.  The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment,

notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Less than a quorum may adjourn.  In the absence of a quorum a majority in voting interest of those present, or in the absence of all the shareholders,

any officer entitled to preside at or act as Secretary of the meeting, may adjourn the meeting until a quorum is present.  At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the original meeting.

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         Whenever the holders of any class or series or shares are entitled to vote separately on a specified item of business, the provisions of this section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

         Section 7.  VOTING; PROXIES.  Except as otherwise provided by law or in the certificate of incorporation, each shareholder of record shall be entitled to one vote for every share registered in his or her name and may attend meetings and vote or express consent or dissent without a meeting either in person or by proxy.  Corporate action to be taken by shareholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of shareholders, except as otherwise provided by law or in the certificate of incorporation.  Directors shall be elected in the manner provided in Section 1 of Article III of these By-Laws.  Voting need not be by ballot unless requested by a shareholder at the meeting or ordered by the chairman of the meeting.  Every proxy must be signed by the shareholder or his or her attorney-in-fact.  No proxy shall be valid after 11 months from its date unless it provides otherwise.

         Section 8.  ACTIONS BY SHAREHOLDERS.  No action required to be taken or which may be taken at any annual or special meeting of shareholders of the

Corporation may be taken except at a duly called meeting of the shareholders of the Corporation, or upon unanimous written consent of the shareholders entitled to vote thereat.  Shareholders of the Corporation may only propose actions to be taken by the Corporation and nominate members of the Board of Directors upon ninety (90) days prior written notice to the Corporation.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

         Section 1.  NUMBER, QUALIFICATION AND ELECTION.  The business, affairs and property of the corporation shall be conducted and managed by its Board,

which may exercise all the powers of the corporation, except such as are by statute, or by the certificate of incorporation

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or by these By-Laws expressly conferred upon, reserved to, or required to be exercised by the shareholders.  The number of directors which shall constitute the Board shall be nine (9).  The number of directors shall thereafter be established from time to time by resolution of the Board.  Subject to the provisions of the certificate of incorporation, the persons receiving the greatest number of votes at an election of the directors at an annual meeting of shareholders shall be the directors and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         Section 2.  PLACE OF MEETINGS.  The Board may hold meetings, have one or more offices, and keep the books of the corporation, except as otherwise may be provided by law, within or without the State of Delaware, at such places as the Board may determine from time to time.

         Section 3.  VACANCIES.  In case of a vacancy on the Board resulting from death, resignation, disqualification, increase in the number of directors or other cause, such vacancy shall be filled for the unexpired term by the vote of a majority of the remaining directors, though less than a quorum, unless otherwise required by law or by the certificate of incorporation.

         Section 4.  QUORUM.  At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board.

         Section 5.  ANNUAL MEETINGS.  Annual meetings of the Board shall be held for the election of officers and the transaction of other business.  Such meetings shall be held without notice either immediately after the annual meeting of shareholders and at the same place, or as soon as practicable within

20 days after the final adjournment of the annual meeting of shareholders, upon notice as hereinafter provided in Section 8 of this Article III, at such time and place as shall be determined by the Chairman of the Board or President.

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         Section 6.  REGULAR MEETINGS.  In addition to the annual meeting,

regular meetings of the Board shall be held at such times and places as may be fixed, from time to time, by the Board.

         Section 7.  SPECIAL MEETINGS.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, or by any two

directors.

         Section 8.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of shareholders and at the same place,

shall be given to each director by mailing it to him or her at his or her residence or usual place of business at least 3 days before the meeting, or by delivering or telephoning or telegraphing it to him or her at least 2 days before the meeting.  Notice of any meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her, either before the meeting or when it begins.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken, if the period of adjournment does not exceed 10 days in any one adjournment.

         Section 9.  RESIGNATION AND REMOVAL OF DIRECTORS.  Any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation,

the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of

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that class or series and not to the vote of the outstanding shares as a whole.

Any director may resign at any time upon written notice to the corporation.

         Section 10.  COMPENSATION.  Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.


                                      ARTICLE IV

                                      COMMITTEES

         Section 1.  EXECUTIVE COMMITTEE.  The Board by resolution adopted by a majority of the entire Board, may designate the Board by resolution adopted by a majority of the entire Board, may designate an Executive Committee of one or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by law, and which shall serve at the pleasure of the Board.  All action of the Executive Committee shall be reported to the Board at its next meet meeting.  The Executive Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

         Section 2.  OTHER COMMITTEES.  The Board may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure.  Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the

Board.

         Section 3.  ALTERNATE MEMBERS.  The Board may by resolution appoint one or more directors to serve as alternate members of any such committee or to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members.  The Board may by resolution appoint one or more directors to serve as alternate members of any such committee or to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members.

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         Section 4.  ACTION BY WRITTEN CONSENT.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof,

may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                      ARTICLE V

                                       OFFICERS

         Section 1.  EXECUTIVE OFFICERS.  The executive officers of the corporation shall be the Chairman of the Board, the President, such number of

Vice Presidents as the Board may determine (one or move of whom may, in the discretion of the Board, be designated as Executive Vice President or Senior

Vice President), a Secretary, and a Treasurer.  The executive officers shall be elected by the Board at its annual meeting and each such officer shall serve,

except as hereinafter provided in Section 2 of this Article V, until the next annual meeting and until the election and qualification of his or her successor.

The same person may hold two or more offices, but no officer shall execute,

acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the certificate of incorporation, or by the

By-Laws to be executed, acknowledged or verified by any two or more officers.

         Section 2.  REMOVAL OF OFFICERS.  Any officer elected or appointed by,

or pursuant to authority conferred by, the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the entire Board.

         Section 3.  SUBORDINATE OFFICERS AND AGENTS.  The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers),

agents and employees as it may deem advisable, who shall hold their positions for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

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         Section 4.  VACANCIES.  If any vacancy shall occur among the officers of the corporation, the Board shall have the power to fill such vacancy.

         Section 5.  PRESIDENT.  Unless otherwise determined by the Board, the

President shall be the chief executive officer of the corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board.  The President shall perform all duties incident to the office of the chief executive of a corporation, and such other duties as from time to time may be assigned to him or her by the Board.

         Section 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of shareholders and the Board and shall have such other powers and duties as the Board assigns to him or her.

         Section 7.  VICE PRESIDENT.  Each Vice President shall have such powers and duties as the Board or President assigns to him or her.

         Section 8.  TREASURER.  The Treasurer shall be the chief accounting officer of the corporation and shall be in charge of the corporation's books and accounts.  Subject to the control of the Board, he shall have such other powers

]and duties as the Board or the President assigns to him or her.

         Section 9.  SECRETARY.  The Secretary shall be the secretary of, and keep the minutes of, all meetings of the, Board and of the shareholders, shall be responsible for giving notice of all meetings of shareholders and of the

Board, shall keep the seal and, when authorized by the Board, shall apply it to any instrument requiring it.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him or her.  In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for the purpose by the presiding officer.

         Section 10.  SALARIES.  The Board may fix the of officers' salaries,

if any, or it may authorize the President to fix the salary of any other officer.

         Section 11.  RESIGNATIONS.  Any officer may resign as such at any time by giving written notice to the Board or to the President or the Secretary of the corporation.  Any such

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resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 12.  DELEGATION OF DUTIES OF OFFICERS.  In the case of the absence or disability of an officer of the corporation, or in case the office is vacant, or for any other reason that the Board may deem sufficient, the Board or any officer designated by it may, except as otherwise provided by law, delegate the powers or duties of such officer to any other person.


                                      ARTICLE VI

                                        SHARES

         Section 1.  CERTIFICATES.  The shares of the corporation shall be represented by certificates in the form approved by the Board.  Each certificate shall be signed by the Chairman of the Board or President or a Vice President,

and by the Secretary or an Assistant Secretary or Treasurer or an Assistant

Treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal.

         Section 2.  TRANSFERS.  Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed.  The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

         Section 3.  DETERMINATION OF SHAREHOLDERS OF RECORD.  The Board shall fix, in advance, a date as the record date for the determination of shareholders entitled to notice of or to vote at any meeting of the shareholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.  The record date may not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

In no event shall the transfer books with respect to the corporation's shares be closed for such purpose.

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                                     ARTICLE VII

                              MISCELLANEOUS -PROVISIONS

         Section 1.  SEAL.  The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

         Section 2.  FISCAL YEAR.  The Board may determine the corporation's fiscal year.  Unless changed by the Board, the corporation's fiscal year shall be the year ended June 30.

         Section 3.  VOTING OF SHARES IN OTHER CORPORATIONS.  Shares in other corporations which are held by the corporation may be represented and voted by the Chairman of the Board, President or an Executive Vice President of this corporation or by proxy or proxies appointed by one of them.  The Board may,

however, appoint some other person to vote the shares.

         Section 4.  AMENDMENTS.  By-Laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any By-Law adopted by the Board may be amended or repealed by the shareholders.

         Section 5.  DEFINITIONS.  The term "entire Board" shall mean that number of directors from time to time fixed pursuant to Section 1 of Article

III.

         Section 6.  INCONSISTENT PROVISIONS.  In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of

Delaware, any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.



                                     ARTICLE VIII

                                   INDEMNIFICATION

         Section 1.  NATURE OF INDEMNITY.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil,

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criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee,

fiduciary or agent or in any other capacity while serving as a director,

officer, employee, fiduciary or agent, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the

General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys' fees) actually and reasonably incurred by such person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof,

the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.  The right to indemnification conferred in this

Article VIII shall be a contract right and, subject to Sections 2 and 5 hereof,

shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.  The corporation may, be action of the Board, provide indemnification to employees,

agents and fiduciaries of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2.  PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Any indemnification of a director, officer, employee, fiduciary or agent of the corporation under Section 1 of this Article VIII or advance of expenses under

Section 5 of this Article VIII shall be made promptly, and in any event the corporation shall use its best efforts to make such

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indemnification or advance within sixty (60) days, upon the written request of the director, officer, employee, fiduciary or agent.  Notwithstanding the preceding sentence, if a determination (as defined in the General Corporation

Law of the State of Delaware) by the corporation that the director, officer,

employee, fiduciary or agent is entitled to indemnification pursuant to this

Article VIII is required, and the corporation fails to respond within sixty (60)

days to a written request for indemnity, the corporation shall be deemed to have approved the request.  If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within sixty (60) days after receipt of a written request and delivery of an undertaking required by the General

Corporation Law of the State of Delaware, if any, the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director, officer, employee, fiduciary or agent in any court of competent jurisdiction.  Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation in accordance with this Article VIII.  It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General

Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation.  Neither the failure of the corporation (including the Board, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware shall be a defense to the action for indemnification or create a presumption that the claimant has not met the applicable standard of conduct nor shall an actual determination by the corporation (including the Board, its independent legal counsel, or its shareholders) that the claimant has not met such

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applicable standard of conduct, or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3.  ARTICLE NOT EXCLUSIVE.  The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any stature,

provision of the certificate of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 4.  INSURANCE.  The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article VIII.

         Section 5.  EXPENSES.  Expenses incurred by any person described in

Section 1 of this Article VIII in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition upon receipt of any undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         Section 6.  EMPLOYEES AND AGENTS.  Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

         Section 7.  CONTRACT RIGHTS.  The provisions of this Article VIII shall be deemed to be a contract right between the corporation and each director or officer who serves in any such

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capacity at any time while this Article VIII and the relevant provisions of the

General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         Section 8.  MERGER OR CONSOLIDATION.  For purposes of this Article

VIII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director,

officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this

Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         Section 9.  SEVERABILITY.  Whenever possible, each provision of this

Article VIII shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article VIII is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the other provisions of this Article VIII.

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